As Filed with the Securities and Exchange Commission on January 12, 1998

                                                Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 TRIMERIS, INC.
               (Exact name of issuer as specified in its charter)

       Delaware                                              56-1808663
(State of Incorporation)                    (IRS Employer Identification Number)

         4727 University Drive, Suite 100, Durham, North Carolina 27707
                    (Address of Principal Executive Offices)

                                 (919) 419-6050
              (Registrant's telephone number, including area code)

                                 TRIMERIS, INC.
                       1997 Employee Stock Purchase Plan
                            (Full title of the Plan)
                          ----------------------------

                               Dr. M. Ross Johnson
         President, Chief Executive Officer and Chief Scientific Officer
                                 Trimeris, Inc.
                        4727 University Drive, Suite 100
                          Durham, North Carolina 27707
                                 (919) 419-6050
            (Name, address and telephone number of agent for service)
                          ----------------------------

                                    Copy to:
         John B. Watkins, Esquire               Merrill M. Mason, Esquire
        Wilmer, Cutler & Pickering                Hutchison & Mason PLLC
            2445 M Street, N.W.               4011 Westchase Blvd. Suite 400
           Washington, DC 20037                     Raleigh, NC 27607
              (202) 663-6000                         (919) 829-9600
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                      Proposed               Proposed
       Title of                                        Maximum                Maximum
      Securities                Amount                Offering               Aggregate              Amount of
         to be                   to be                  Price                Offering             Registration
      Registered             Registered(1)            Per Share                Price                 Fee (2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock,                 250,000 shares         $  13.25           $    3,312,500        $     1,004.00
par value $0.001 per
share
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.
(2) The registration fee has been calculated in accordance with Rule 457(h) with respect to the 250,000 shares of Common Stock registered hereby on the basis of the average of the high and low sale prices reported on The Nasdaq National Market ("Nasdaq") on January 8, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Trimeris, Inc. (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Documents by Reference

         The Company hereby incorporates by reference the documents listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Prospectus dated October 7, 1997 filed pursuant to Rule 424(b) on October 7, 1997.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

         (c) The description of the Company's Common Stock that is incorporated by reference in the Registration Statement on Form 8-A filed by the Company under the Exchange Act on October 1, 1997, including any amendment or report filed for the purpose of updating such description.

         Item 4.   Description of Securities

         Inapplicable.

         Item 5.  Interests of Named Experts and Counsel

         The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchinson & Mason PLLC, Raleigh, North Carolina. Hutchinson & Mason PLLC serves as corporate counsel to the Registrant and has received and is expected to receive payment for legal services rendered or to be rendered on an ongoing basis to the Registrant. Attorneys with Hutchinson & Mason PLLC own an aggregate of 6,730 shares of Common Stock of the Registrant.

         Item 6.   Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him and her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.

         The Company's Third Amended and Restated Certificate of Incorporation contains certain provisions permitted under DGCL relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derives an improper personal benefit or (v) acts or omissions occurring prior to the date of these provisions. The provisions do no limit or eliminate the rights of the Company or any stockholder to seek equitable relief, such as an injunction or rescission, in the event of a breach of director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. The Company's Third Amended and Restated Certificate of Incorporation also contains provisions indemnifying the directors and officers of the Company to the fullest extent permitted by DGCL.

         The Amended and Restated Bylaws of the Company provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted by the DGCL. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the DGCL.

         The Company has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements will provide the maximum protection available under the Third Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the DGCL as it may be amended from time to time. Under such indemnification agreements, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all expenses (including attorneys' fees) incurred in investigating or defending any such action, suit or proceeding. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

         The Underwriting Agreement (filed as an Exhibit to the Registrant's Registration Statement on Form S-1, File No. 333-31109, filed with the Commission on October 6, 1997) contains provisions by which the Underwriters have agreed, severally and not jointly, to indemnify and hold harmless the Registrant, each person, if any, who controls the Registrant, within the meaning of Section 15 of the Securities Act, each director of the Registrant, and each officer of the Registrant who signed such Registration Statement, from and against any liability caused by any information furnished in writing by the underwriters for use in such Registration Statement.

         The Trimeris, Inc. Amended and Restated Stock Incentive Plan and the Trimeris, Inc. 1997 Employee Stock Purchase Plan (collectively, the "Plans") provide that no member of the Board of Directors of the Registrant shall be liable for any action or determination relating to the Plans and that no director or person acting pursuant to authority delegated by the Board of Directors pursuant to the terms of the Plans shall be liable for any action or determination under the Plans made in good faith.

         The Registrant also carries directors' and officers' liability insurance covering its officers and directors.

         Item 7.   Exemption from Registration Claimed

                   Not Applicable.

         Item 8.   Exhibits


         Number    Description

           4.1* Third Amended and Restated Certificate of Incorporation of the Registrant.

           4.2*    Amended and Restated By-Laws of the Registrant.

           4.3*    Trimeris, Inc. 1997 Employee Stock Purchase Plan.

           4.4* Specimen certificate representing the Common Stock of Registrant.

           5.1     Opinion of Hutchinson & Mason PLLC.

           23.1    Consent of KPMG Peat Marwick LLP.

           23.2    Consent of Hutchinson & Mason PLLC (included in Exhibit
                   5.1).

           24.1 Power of Attorney (included as part of the signature page to this Registration Statement).
         ------------------

         * Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-31109).

         Item 9.  Undertakings

         The undersigned Registrant hereby undertakes the following:

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, County of Durham, State of North Carolina on January 12, 1998.

                                 TRIMERIS, INC.


                                 /s/ M. Ross Johnson
                                 -----------------------------------------
                                 M. Ross Johnson
                                 President, Chief Executive Officer and Chief
                                 Scientific Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints M. Ross Johnson or Matthew A. Megaro his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on this 12th day of January 1998.



/s/ Jesse I. Treu                                           /s/ Andrew McCreath
--------------------                                        -------------------
Jesse I. Treu, Ph.D.                                        Andrew McCreath
Chairman of the Board of Directors                          Director

/s/ Dani P. Bolognesi                                       /s/ Matthew A. Megaro
------------------------                                    -------------------------------------------------
Dani P. Bolognesi, Ph.D.                                    Matthew A. Megaro
Director                                                    Chief Operating Officer, Chief Financial Officer,
                                                            Executive Vice President and Secretary (Principal
                                                            Accounting and Financial Officer)

/s/ Brian H. Dovey                                          /s/ Charles A. Sanders
------------------                                          ------------------------
Brian H. Dovey                                              Charles A. Sanders, M.D.
Director                                                    Director


/s/ M. Ross Johnson
----------------------
M. Ross Johnson, Ph.D.
President, Chief Executive Officer, Chief Scientific
Officer and Director (Principal Executive Officer)


                                    EXHIBITS

                                       to

                                    FORM S-8



                             REGISTRATION STATEMENT

                                      under

                     THE SECURITIES ACT OF 1933, AS AMENDED


                                 TRIMERIS, INC.
             (Exact name of registrant as specified in its charter)

                                  Exhibit Index



           Number              Description

           4.1* Third Amended and Restated Certificate of Incorporation of the Registrant.

           4.2*                Amended and Restated By-Laws of the Registrant.

           4.3*.               Trimeris, Inc. 1997 Employee Stock Purchase Plan.

           4.4*                Specimen certificate representing the Common
                               Stock of Registrant.

           5.1                 Opinion of Hutchinson & Mason PLLC.

           23.1                Consent of KPMG Peat Marwick LLP.

           23.2 Consent of Hutchinson & Mason PLLC (included in Exhibit 5.1).

           24.1 Power of Attorney (included as part of the signature page to this Registration Statement).
         ------------------
         * Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-31109).